EXHIBIT 10.25

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of the 9th day of September, 2005, between PROVIDE COMMERCE, INC., a Delaware corporation and formerly Proflowers, Inc. (the “Company”), and ABE WYNPERLE (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into an Employment Agreement dated December 17, 1999, as amended by that certain Amendment to Employment Agreement dated as of August 5, 2002, as further amended by that certain 2nd Amendment to Employment Agreement dated July 28, 2003 (collectively, the “Prior Agreement”).

WHEREAS, the Company and the Executive desire to amend certain terms and conditions set forth in the Prior Agreement, pursuant to this Amendment.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.4.1. Effective August 1, 2005, the “Base Salary” (as defined in Section 1.4.1 of the Prior Agreement) shall be adjusted to Three Hundred Twenty-Five Thousand Dollars ($325,000) per annum.

2. Section 1.6.2. Section 1.6.2 of the Prior Agreement is amended in its entirety as follows:

“1.6.2 Termination Without Cause or For Good Reason.

(a) In the case of a termination of the Executive’s employment hereunder by the Company Without Cause in accordance with Section 1.5.4 or by the Executive for Good Reason in accordance with Section 1.5.2 above, Parent shall pay the Executive, in addition to any salary or bonus earned but unpaid, an amount equal to Seven Hundred Thousand Dollars ($700,000), payable in equal monthly installments over the twelve (12) month period following the Termination Date and subject to the tax withholding specified in Section 1.4.1 above. In addition, all Stock Awards (as defined below) theretofore granted to the Executive shall vest and become exercisable immediately. During the eighteen (18) months following the date of termination, Parent will continue to provide health insurance and other insurance benefits to the Executive that Parent was providing prior to the Termination Date. The foregoing severance benefits are contingent upon the Executive’s execution of a Release reasonably acceptable to the Company (the “Release”), which Release shall be substantially in the form of Exhibit A attached hereto, and the running of the revocation period.

(b) Notwithstanding anything to the contrary herein, Parent’s obligations under Section 1.6.2(a) above shall cease immediately in the event of the Executive’s breach of his obligations under Section 2 below, or, if applicable, the Executive’s breach of his obligations under the Non-Competition Agreement.

(c) For purposes of this Agreement, the term “Stock Awards” shall mean all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.”

3. Section 5. Section 5 of the Prior Agreement is hereby deleted in its entirety and is hereby replaced with the words “Intentionally Omitted.”

4. Section 8.1. For purposes of Section 8.1 of the Prior Agreement, Parent’s address and facsimile number shall be amended to read as follows:

“If to Parent, to:

Provide Commerce, Inc.

5005 Wateridge Vista Drive

San Diego, CA 92121

Facsimile: (858) 638-4708

Attention: General Counsel

With copies to:

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, CA 92130

Facsimile: (858) 523-5450

Attention: Faye H. Russell, Esq.”

5. Section 8.10. Section 8.10 of the Prior Agreement is hereby amended in its entirety as follows:

“8.10 Arbitration. The parties agree that, with the sole exception of the subjects listed in the next sentence, any and all disputes that they have with each another which arise out of, are based upon, or relate to the Executive’s employment or the terms of this Agreement, including without limitation the determination whether a particular dispute is arbitrable, shall be resolved through final and binding arbitration, as specified herein, including without limitation any and all disputes relating to the termination of the Executive’s employment, the stock options granted to the Executive, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any state or local law or regulation now in existence or hereinafter enacted and as amended from time to time. The only exception to this paragraph is that claims for benefits under the workers’ compensation, unemployment insurance and state disability insurance laws will be resolved in accordance with applicable law and procedures. Binding arbitration will be conducted in San Diego County, California, before a single neutral arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures then in effect. The Executive and Parent agree that, while Parent will initially bear the arbitrator’s fee and the administrative fees to be charged by JAMS, Parent and the Executive shall each bear their own attorneys’ fees, expert witness fees, and other costs incurred in connection with the arbitration, and the arbitrator will have authority to award attorneys’ fees and costs to the prevailing party in accordance with applicable law. Arbitration may be compelled, the arbitration award shall be enforced, and judgment thereon shall be entered, pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If either party is required to compel arbitration of a dispute governed by this paragraph, the party prevailing in that proceeding shall be entitled to recover from the other party its reasonable costs and attorneys’ fees incurred to compel arbitration. Neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to Code of Civil Procedure § 1281.8. Both the Executive and Parent expressly waive their right to a jury trial.”

6. New Section 8.12. A new Section 8.12 is hereby added as follows:

“8.12 Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code and the Treasury Regulations thereunder.”

7. Effect of Amendment. Except as set forth in this Amendment, the Prior Agreement shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereby have executed this THIRD AMENDMENT TO EMPLOYMENT AGREEMENT as of the date first written above.

PROVIDE COMMERCE, INC.

By:	/s/ William Strauss
William Strauss
Chief Executive Officer

EXECUTIVE

/s/ Abe Wynperle
Abe Wynperle

[SIGNATURE PAGE TO 3rd AMENDMENT TO EMPLOYMENT AGREEMENT]

EXHIBIT A

FORM OF GENERAL RELEASE OF ALL CLAIMS

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

In consideration of, and as a condition precedent to, the severance benefits (the “Severance Benefits”) described in that certain Employment Agreement dated December 17, 1999, as amended by that certain Amendment to Employment Agreement dated August 5, 2002, as further amended by that certain 2nd Amendment to Employment Agreement dated July 28, 2003, as further amended by that certain 3rd Amendment to Employment Agreement dated                     , 2005 (collectively, the “Employment Agreement”) offered to me by Provide Commerce, Inc. (the “Company”), and in connection with the termination of my employment, I agree to the following general release of all claims (the “Release”).

1. On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever release and discharge the Company, its current, former and future shareholders, parents, subsidiaries, affiliates, related entities, and employee benefit plans, and their respective fiduciaries, predecessors, successors, officers, directors, insurers, agents, employees and assigns, and all persons acting by, through, under, or in concert with them, or any of them (collectively, the “Releasees”) from any and all suits, debts, liens, contracts, agreements, promises, claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, fixed or contingent, suspected and unsuspected, disclosed and undisclosed (“Claims”), from the beginning of time to the date hereof, including, without limitation, Claims that arose as a consequence of my employment with the Company, or arising out of the termination of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, Claims which were, could have been, or could be the subject of an administrative or judicial proceeding filed by me or on my behalf under federal, state or local law, whether by statute, regulation, in contract or tort.

2. I understand and agree that this Release is a full and complete waiver and general release of all Claims, including, but not limited to: (1) Claims for intentional and negligent infliction of emotional distress; (2) tort Claims for personal injury; (3) Claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interest in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, front pay, back pay or any other form of compensation; (4) Claims for breach of contract; (5) Claims for any form of retaliation, harassment, or discrimination; (6) Claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended, the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the federal Employee Retirement Income Security Act of 1974, as amended, the federal Americans with Disabilities Act of 1990, the federal Fair Labor Standards Act, the California Fair Employment and Housing Act, as amended, and the California Labor Code; (7) all other Claims based on tort law, contract law, statutory law, common law, wrongful discharge, constructive discharge, fraud, defamation, emotional distress, pain and suffering, breach of the implied covenant of good faith and fair dealing, compensatory or punitive damages, interest, attorneys’ fees, and reinstatement or re-employment; and (8) any and all Claims arising under any other state, federal or local laws and regulations relating to employment or employment discrimination. The only exceptions are Claims I may have for unemployment compensation and workers’ compensation. I do not presently believe I have suffered any work-related injury or illness. If any court rules that my waiver of the right to file any administrative or judicial charges or complaints is ineffective, I agree not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints.

3. I understand and agree that the Company will not provide me with the Severance Benefits unless I execute this Release. I further acknowledge and agree that I have received or will receive, regardless of the execution of this Release, all wages owed to me together with any accrued but unused vacation pay, less withholdings, in my final paycheck earned through my termination date.

4. I acknowledge that I may discover facts different from or in addition to those which I now know or believe to be true and that this Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof. I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state. Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR [EMPLOYEE] DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR [COMPANY].

I expressly agree and understand that the release given by me pursuant to this Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which I may have against the Releasees.

5. As part of my existing and continuing obligation to the Company, I have returned, or within seven (7) days of my termination, will return to the Company all Company documents, information and property, including files, records, computer access codes and instruction manuals, as well as any Company assets or equipment that I have in my possession or under my control. I further agree not to keep any copes of Company documents or information. I affirm my obligation to keep all Company information confidential and not to disclose it to any third party in the future. I understand that that the term “Company Information” includes, but is not limited to the following:

(a) Confidential information, including information received from third parties under confidential conditions; and

(b) Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

The Company’s [NAME OF PROPRIETARY INFORMATION AGREEMENT] is incorporated herein by this reference, and I agree to continue to abide by its terms following the termination of my employment.

6. I represent and warrant that I am the sole owner of all Claims relating to my employment with the Company, and that I have not assigned or transferred any Claims relating to my employment to any other person or entity.

7. I agree to keep this Release confidential and not to reveal its contents to anyone except my lawyer, my spouse and/or my financial consultant.

8. I understand and agree that this Release shall not be deemed or construed at any time as an admission of liability or wrongdoing by either myself or the Company.

9. This Release (including the incorporated proprietary information agreement) contains the entire agreement between the Company and me with respect to nay matters referred to in the Release and supersedes any previous oral or written agreements, understandings, or discussions.

10. If any one or more of the provisions contained in this Release is, for any reason, held to be unenforceable, that holding will not affect any other provision of the Release, and this Release shall then be construed as if such unenforceable provision or provisions had never been contained therein.

11. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing this Release. I understand that I may discuss this Release with an attorney of my choosing before signing this Release, and I acknowledge that I have been encouraged to do so.

12. I acknowledge that this Release was presented to me on [DATE] and that I am entitled to have twenty-one (21) days’ time in which to consider it. I further acknowledge that the Company has advised me that I am waiving my rights under the ADEA, and that I may obtain advice concerning this Release from an attorney of my choice, and I have had sufficient time to consider the terms of this Release. I represent and acknowledge that if I execute this Release before 21 days have elapsed, I do so knowingly, voluntarily, and upon the advice and with the approval of my legal counsel (if any), and that I voluntarily waive any remaining consideration period.

13. I understand that after executing this Release, I have the right to revoke it within seven (7) days after my execution of it. I understand that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and I do not revoke the Release in writing. I understand that this Release may not be revoked after the seven (7) day revocation period has passed. I also understand that any revocation of this Release must be made in writing and delivered to the Company at 5005 Wateridge Vista Drive, San Diego, California 92121, Attention: General Counsel, within the seven (7) day period.

14. I understand that this Release shall become effective, irrevocable, and binding upon me on the eighth (8th) day after my execution of it, so long as I have not revoked it within the time period and in the manner specified in Section 13, above. I further understand that I will not be given the Severance Benefit until the effective date of this Agreement.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THAT: I HAVE CAREFULLY READ IT; I FULLY UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY OF MY OWN FREE WILL, INTENDING TO BE BOUND BY ITS TERMS.

Date delivered to employee: ,
Executed this day of ,

Employee’s signature

Employee’s position and identification number